UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 1, 2006

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2006, John Hulburt notified the Company that he would resign as Chief Financial Officer and Vice President of Finance effective January 31, 2007.  The resignation is for personal reasons and does not involve any controversy or disagreement with the Company regarding the Company’s financial reporting or accounting policies, practices or principles.

Item 8.01            Other Events.

The company also announced that due to scheduling issues it would postpone its fourth quarter and fiscal year end 2006 earnings conference call by one week, from the previously announced time of 2:00 p.m. Eastern Time on November 21, 2006 to 2:00 p.m. Eastern Time on November 28, 2006. Datawatch will now issue its fourth quarter and fiscal year 2006 earnings release at approximately 8:00 a.m. Eastern Time on November 28, 2006, the day of the conference call.

A press release relating to the resignation and postponement is attached to this report as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(d)                                 Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release dated November 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: November 7, 2006	By:	/s/ Robert W. Hagger
	Name:	Robert W. Hagger
	Title:	President and Chief Executive Officer